UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

COCA-COLA CONSOLIDATED, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza Charlotte, NC		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 557-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	COKE	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Matthew J. Blickley as Senior Vice President, Financial Planning and Chief Accounting Officer

On July 1, 2020, Coca-Cola Consolidated, Inc. (the “Company”) publicly announced that the Executive Committee of the Company’s Board of Directors has appointed Matthew J. Blickley to be the Company’s Senior Vice President, Financial Planning and Chief Accounting Officer, effective August 10, 2020. This new position at the Company consolidates many of the duties of the Senior Vice President and Chief Accounting Officer with those of the Vice President, Financial Planning and Analysis.

Mr. Blickley, age 38, has been an employee of the Company since November 2014 and currently serves as Vice President, Financial Planning and Analysis of the Company, a position he has held since April 2018. Prior to that, Mr. Blickley served as Senior Director, Financial Planning and Analysis of the Company from April 2016 to March 2018 and Corporate Controller of the Company from November 2014 to March 2016. Before joining the Company, Mr. Blickley was with Family Dollar Stores, Inc., an operator of general merchandise retail discount stores, from January 2011 to November 2014, where he served in various senior financial roles, including Divisional Vice President, Financial Planning & Analysis and Director, Financial Reporting. Mr. Blickley is a certified public accountant and he began his career with PricewaterhouseCoopers LLP in 2004 where he advanced from Audit Associate to Audit Manager during his more than six years with that firm.

In connection with Mr. Blickley’s appointment, effective August 10, 2020, (i) his annual base salary will be $265,000, (ii) he will continue to participate in the Company’s Annual Bonus Plan with a new target bonus award of 45% of his base salary for 2020, with such award to be prorated for 2020 based on his promotion date, (iii) he will continue to participate in the Company’s Long-Term Performance Plan, with an anticipated target award of 45% of his base salary for the 2021-2023 grant period, (iv) he will continue to be eligible to participate in the Company’s Supplemental Savings Incentive Plan, (v) he will continue to participate in the executive Long-Term Disability and Life Insurance programs and (vi) he will continue to receive an executive allowance of $15,000 per year.

Mr. Blickley has no family relationships with any director or executive officer of the Company, there are no arrangements or understandings between Mr. Blickley and any other persons pursuant to which he was selected as the Company’s Senior Vice President, Financial Planning and Chief Accounting Officer, and there have been no transactions involving the Company and Mr. Blickley that the Company would be required to disclose pursuant to Item 404(a) of Regulation S-K.

Departure of William J. Billiard as Senior Vice President and Chief Accounting Officer

In connection with the organizational changes discussed above, on July 1, 2020, the employment of William J. Billiard as Senior Vice President and Chief Accounting Officer of the Company was terminated effective as of August 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA CONSOLIDATED, INC.

Date: July 2, 2020	By:	/s/ E. Beauregarde Fisher III
E. Beauregarde Fisher III
Executive Vice President, General Counsel and Secretary